QuickLinks -- Click here to rapidly navigate through this document

Exhibit 10.8

Services To Be Rendered By Shareholder Relations

        This is a Services and Confidentiality Agreement (this "Agreement") dated August 1, 2003, by and between Sento Corporation, a Utah corporation with offices located at 808 East Utah Valley Drive, American Fork, UT 84003, ("Sento") and Shareholder Relations, a Utah sole proprietorship with offices located at 1569 Parkview Drive, Santa Clara, UT 84765 ("Shareholder Relations").

Retail Investor Relations Program (the "Services")

  •
  An Executive Summary will be produced describing Sento in approximately 2,500 words. This summary will be suitable for distribution to stockbrokers, institutional funds and investors in the format widely recognized and commonly used by Shareholder Relations.

  •
  Distribution of the summary will be made to brokers on Shareholder Relations database as needed. This database is over 7,000 names in total and is only limited by the budget constraints of Sento.

  •
  Plus Shareholder Relations will update the Executive Summary on a quarterly basis.

  •
  Two hours a day of calling individual brokers and pitching them on Sento's story or follow up.

  •
  Assist in the creation of the Company's broker/investor package.

  •
  Plus, distribution of packages daily and/or as needed.

  •
  Plus, follow up to:

  a)
  Determine the broker's interest after they review the materials we send;

  b)
  Determine what additional materials the broker requires;

  c)
  Determine how much buying the broker can or is inclined to do;

  d)
  Further pitch the broker and help them refine their story;

  e)
  Calls to the entire Sento broker list with each press release or new development explaining the significance of the release or development to the broker and their investors; and

  f)
  Periodic calls (depending on the frequency of news releases—we believe that existing brokers should get a call at least monthly—many brokers will be called weekly depending on their interest level) to the brokers to create and continue top-of-mind awareness and help with broker pitches.

  •
  Plus, email, fax and mail all news releases as they come out to all interested brokers, and other parties that we generate or Sento asks us to deal with.

  •
  Plus, field calls from existing brokers.

  •
  Plus, follow up on existing brokers.

  •
  Field calls from existing shareholders.

  •
  Write, update and disseminate broker fact sheets as needed.

  •
  Organize due diligence meetings, if and as needed.

  •
  Write and disseminate news releases, if and as needed.

  •
  Approach new market makers with the Company's story.

  •
  Put the Executive Summary in front of a minimum of 50 newsletter writers.

Remuneration

  a)
  A retainer of $1,000 to be paid at the signing of this Agreement, as a buffer against expenses and this is to be reimbursed monthly by the payment of the bill in full.

  b)
  Plus, a base fee of $6,000 per month, to be paid by the first of each month, in advance of the month's work (bringing the first check to $7,000).

  c)
  Expenses for printing, postage, copying, overnight courier services, long distance and conference call charges, any required travel and entertainment expenses (including airfares, ground transportation, lodging and meals) and cost of any advertising. Expenses greater than $500 per month will be pre-approved by Mr. Patrick O'Neal or Stan Cutler.

  d)
  Expenses are billed in arrears at the end of each month and prompt payment is expected.

  e)
  Certain expenditures may be billed directly to Sento such as rooms and other costs associated with travel, due diligence meetings and related.

  f)
  Plus, a warrant to purchase 20,000 shares of Sento's common stock at a per share price equal to the closing price of Sento's common stock as of August 1, 2003. The warrant will have an expiration date two years from the date of its issue, and the shares to be issued under the warrant will have full piggy-back registration rights.

Code of Conduct/Ethics

  a)
  Shareholder Relations will maintain the highest possible standards and will obey all rules and regulations of the securities markets.

  b)
  Sento agrees to hold Shareholder Relations harmless for any and all misstatements made by Sento and subsequently conveyed to the financial community by Shareholder Relations.

  c)
  Shareholder Relations agrees to hold Sento harmless for any and all misstatements made by Shareholder Relations and conveyed to the financial community by Shareholder Relations unless Sento provided to Shareholder Relations the information contained in said misstatements.

  d)
  Sento agrees to nominate a person within their organization to act as a point person for Sento and to convey a consistent message to Shareholder Relations.

  e)
  Sento agrees to give an accurate summary of prior Investor Relations activities.

  f)
  In the event that Sento has retained, in writing separate from this Agreement, Shareholder Relations in seeking funding, Sento will inform Shareholder Relations of all prior contacts that have been approached for funding and what the outcome or status of each contact has been.

  g)
  In the event that Sento has retained, in writing separate from this Agreement, Shareholder Relations in seeking funding Sento will make every effort to inform Shareholder Relations of any new contacts for funding made within a 24-hour period, and keep Shareholder Relations current on all developments.

  h)
  Shareholder Relations and Sento agree to abide by the highest standards of ethical behavior.

  i)
  Sento will not knowingly misrepresent or exaggerate any information about itself to Shareholder Relations.

  j)
  Shareholder Relations shall not knowingly misrepresent or exaggerate any information regarding client in the performance of Services under this Agreement.

  k)
  Sento agrees to give timely notice to Shareholder Relations of any material change in the financial (or other) condition of the Company.

  l)
  Sento agrees to make itself available for all meetings and phone conferences arranged by Shareholder Relations and to which Sento has agreed in advance.

  m)
  Sento agrees to always return the calls of Shareholder Relations in a timely fashion.

CONFIDENTIALITY

  a)
  Sento will provide Shareholder Relations with Confidential Information (as defined below) from time to time.

  b)
  Sento desires to maintain the confidentiality of the Confidential Information disclosed to Shareholder Relations and to preserve for itself the commercial benefits of the utilization of such information.

  c)
  "Confidential Information" includes, without limitation, all information disclosed, directly or indirectly, through any means of communication and/or observation, by or on behalf of Sento: (i) concerning Sento's investments, liquidity, marketing activities, product designs, proprietary software and/or tools, administrative techniques, financial condition, research and development, pricing, strategic plans, customers, vendors, contractors, software, equipment, forecasts, personnel, wages, sales organization, plant operations, and business operating initiatives; (ii) that is similar to the items described in (i) above, but provided to Sento by, and concerning, the existing or potential customers or vendors of Sento; (iii) any other material or information that is non-public, confidential, or proprietary in nature; and (iv) extracts, conclusions from and summaries of such material and information. Confidential Information does not include information that is publicly available other than by acts or omissions of the recipient of such information or its Related Parties (as defined below) in violation of this Agreement.

  d)
  Shareholder Relations hereby agrees that Confidential Information will also include information that is not specifically encompassed in the definition above, but that should reasonably be expected to be considered confidential by Sento.

  e)
  Shareholder Relations acknowledges that Sento claims the Confidential Information as its sole and exclusive property (or that Sento is a valid licensee of such information) and that Shareholder Relations shall not have any right, title, or interest in or to such Confidential Information except as expressly provided in this Confidentiality Agreement.

  f)
  Shareholder Relations further acknowledges that nothing in this Confidentiality Agreement does, or shall be deemed or construed to grant, any license or authority under any of the Confidential Information, patent, copyright, service mark, trademark, or other intellectual property and/or intellectual property right.

  g)
  Shareholder Relations further agrees:

  (i)
  that Shareholder Relations shall only disclose the Confidential Information to Shareholder Relations' employees, agents, representatives or affiliates who need to review the Confidential Information as a basis to perform the Services contained in this Agreement and Shareholder Relations shall take reasonable measures to ensure that such persons or entities to whom or to which Shareholder Relations discloses information shall maintain the confidentiality of the Confidential Information; and

    (ii)
    that Shareholder Relations and its respective officers, directors, employees, affiliates, agents, representatives, partners, advisors or other related persons or entities (collectively, with respect to Receiving Party, the "Related Parties") shall maintain the confidentiality of the Confidential Information;

    (iii)
    that Shareholder Relations and its Related Parties shall not disclose to any other person, without advance written authorization from Sento any of the Confidential Information, unless: (a) such material or information is already publicly available other than by acts or omissions of Shareholder Relations or its Related Parties in violation of this Agreement; (b) such material or information is required to be disclosed by law or in response to legal process (in which case Shareholder Relations shall give Sento prior notice of disclosure, unless such notice is prohibited by law); and/or (c) Shareholder Relations obtains such material or information from another source not subject to confidentiality restrictions with or for the benefit of Sento;

NON-CIRCUMVENTION

        Consultant considers its contacts to be valuable. Sento does hereby expressly warrant and agree that it will not, directly or indirectly, for itself, through its representatives, agents, employees or affiliates, now or for six (6) months following the expiration or termination of this Agreement, except by permission of the Consultant and upon terms and conditions as may be agreed upon with the Consultant, enter into any Relationship with any party or firm introduced to Sento by Shareholder Relations. Relationship as used herein shall mean a business arrangement, including but not limited to an investor relations engagement, a funding arrangement for the benefit of Sento, or any other arrangement for services typically offered by Shareholder Services. Any lists or other information compiled by Shareholder Relations for the benefit of Sento is for the express use of Sento and its advisors. Sento hereby agrees not to sell or otherwise share said lists or information with any other party, even if said sharing is for the benefit of Sento, without the express written consent of Shareholder Relations.

ENTIRE AGREEMENT

        This Agreement constitutes the entire agreement of the parties and any prior discussions, warranties, representation, understandings, or agreements are merged herein and bond hereby.

SUCCESSORS AND ASSIGNS

        This Agreement shall inure to the benefit of, and responsibilities hereunder shall bind, the parties, their successors, heirs, and assigns.

NO AMENDMENT

        This Agreement may not be amended except by a written signed document by both parties.

TERM

        For billing purposes the beginning of this Agreement shall be August 1, 2003. The term of this Agreement shall be for 12 months. This agreement is renewable each year at the mutual consent of each party or the payment of the 13th month's base fee.

TERMINATION.

        Notwithstanding the provisions regarding the term of this Agreement set forth above, and in addition to the parties' rights of termination specifically provided elsewhere in this Agreement, the following shall apply:

    a)
    In the event that one party breaches any material obligation under this Agreement (other than Client's payment obligations), the other party shall give the breaching party written notice of the breach and request that the breach be cured (the "Cure Notice") within ten (10) days of discovery of the breach. If the breaching party fails to cure the specified breach within forty-five (45) days of receipt of the Cure Notice (or such other mutually agreed upon time), the other party shall have the right to terminate this Agreement, effective upon thirty (30) days prior written notice to the breaching party (the "Termination Notice"). The other party's right to terminate this Agreement shall automatically expire if the breaching party has cured the breach identified in the Cure Notice prior to the breaching party's receipt of the Termination Notice. The right of Sento and Shareholder Relations to terminate in any such case shall be in addition to any other rights and remedies they may have hereunder or at law or in equity.

    b)
    A party may, at its option, terminate this Agreement effective immediately upon written notice upon the occurrence of an "Insolvency Event of Default" (as defined below) with respect to the other party. The occurrence of any one or more of the following events shall constitute an Insolvency Event of Default: (i) the other party admits in writing its inability to pay its debts generally or makes a general assignment for the benefit of creditors; (ii) any affirmative act of insolvency by the other party; (iii) the filing by or against the other party (which is not dismissed within ninety (90) days) of any petition or action under any bankruptcy, reorganization, insolvency arrangement, liquidation, dissolution or moratorium law or any other law or laws for the relief of, or relating to, debtors; or (iv) the subjection of a material part of the other party's property to any levy, seizure, assignment or sale for or by any creditor, third party or governmental agency.

NOTICES

        All notices and other communications under this Agreement shall be in writing and shall be deemed duly given either (i) when delivered in person to the recipient named as below, (ii) upon confirmation of a facsimile or E-mail transmission to the intended recipient; or (iii) three business days after mailed either registered or certified U.S. mail, return receipt requested, postage prepaid, addressed by name and address to the party inteded as follows:

    To Sento:
    Sento Corporation
    808 East Utah Valley Drive
    American Fork, Utah 84003
    Attention: Stanley Cutler
    Fax: (801) 772-1414
    E-mail: stan_cutler@sento.com

    To Shareholder Relations:
    Laurie Roop
    1569 Parkview Drive
    Santa Clara, UT 84765
    Fax: (413) 674-7544
    E-mail: laurie@shareholder-relations.net

GOVERNING LAW

        This Agreement shall be deemed to have been executed in the State of Utah and shall be interpreted, construed and enforced according to, and governed by, the laws of the State of Utah, without giving effect to any conflict of law provisions. Each party hereby expressly submits to the exclusive, personal jurisdiction of the federal and state courts situated in Utah, with respect to any and all claims, demands and/or causes of action asserted or filed by any party in any way relating to, or arising out of, this Agreement or the subject matter hereof.

ARBITRATION

        Except as provided herein, any and all disputes arising under or related to this Agreement which cannot be resolved through negotiations between the parties will be submitted to binding arbitration. If the parties fail to reach a settlement of their dispute within thirty (30) days after the earliest date upon which one of the parties notifies the other in writing of the existence of and its desire to attempt to resolve the dispute, then the dispute will be promptly submitted to arbitration to be administered by the Salt Lake City, Utah office of the American Arbitration Association ("AAA"). The arbitration proceeding will be conducted in Salt Lake City and will be conducted in accordance with the rules of the AAA. The decision of the arbitrator will be final, nonappealable and binding upon the parties, and it may be entered in any court of competent jurisdiction.

    a)
    The arbitrator will have the power to grant equitable relief where available under Utah law but will not be entitled to make an award of any punitive damages. The arbitrator will issue a written opinion setting forth his or her decision and the reasons therefor. The obligation of the parties to submit any dispute arising under or related to this Agreement to arbitration as provided in this section will survive the expiration or earlier termination of this Agreement.

    b)
    Injunctive Relief. Notwithstanding the above, the parties will be entitled to entry of temporary, preliminary and permanent injunctions enforcing the provisions of this Agreement.

    c)
    Submission to Jurisdiction; Venue. The parties expressly agree that any and all litigation arising under or related to this Agreement must be initiated in a state or federal court of the State of Utah, United States of America, having subject matter jurisdiction over the dispute and where venue is appropriate under Utah law in light of the composition of the parties to the suit ("Utah Courts"). To the extent a party is not otherwise subject to personal jurisdiction before Utah Courts, such party hereby submits itself to such jurisdicton for all purposes related to this Agreement. In addition, in any litigation arising under or related to this Agreement, the parties waive all objections based upon forum non conveniens, or any other premise, to the laying of venue before Utah Courts.

ORIGINAL AGREEMENT AND MODIFICATIONS

        The Agreement shall be construed as though all parties had drafted it. This Agreement, as amended from time to time, constitutes the entire understanding between the parties hereto with respect to the subject matter hereof and supersedes all negotiations, representations, prior discussions and preliminary agreements between the parties relating to the subject matter hereof. The Agreement may not be modified except by a written instrument signed by a duly authorized officer of Shareholder Relations and Sento. In executing this Agreement, each party acknowledges that it does not rely on any inducements, promises or representations of the other party or any agent of the other party, other than the terms and conditions specifically set forth in this Agreement. Headings are for convenience only and are not to be used to interpret this Agreement. This Agreement may be executed in separate counterparts, and all such counterparts will constitute one and the same instrument. The Agreement shall inure to and bind the successors and assigns of the respective parties hereto.

SURVIVABILITY

        All warranties, representations, indemnities, covenants and agreements of the parties with respect to confidentiality shall survive the execution, delivery and termination of the Agreement.

ASSIGNMENT

        Neither party hereto may sell or assign any of its rights or delegate any of its duties or obligations under the terms of the Agreement without the prior written consent of the other party, which consent shall not be unreasonably withheld.

WAIVER

        Any waiver by any party hereto of any breach of any kind or character whatsoever by any other party, whether such waiver be direct or implied, shall not be construed as a continuing waiver of, or consent to, any subsequent breach of the Agreement on the part of the other party or parties. No course of dealing or performance between the parties hereto, nor any delay in exercising any rights or remedies hereunder or otherwise, shall operate as a waiver of any of the rights or remedies of any party hereto.

SEVERABILITY

        The provisions of the Agreement shall be severable. It is the intention and agreement of the parties that all of the terms and conditions hereof be enforced to the fullest extent permitted by law.

GOOD FAITH

        The parties will act hereunder in good faith.

        PLEASE NOTE:    Important correspondence, news items and checks shall be sent via overnight courier.

        IN WITNESS WHEREOF, the undersigned have executed this Services and Confidentiality Agreement as of the date first above written.

Accepted by: Sento Corporation	Accepted by: Shareholder Relations

/s/ PATRICK F. O'NEIL Patrick F. O'Neal, President & CEO	Laurie S. Roop, President

QuickLinks

Services To Be Rendered By Shareholder Relations